EXHIBIT 3.8

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          HOLIDAY RV SUPERSTORES, INC.



Sherrie Smith hereby certifies that:

         1. The original name of this corporation is Holiday RV Superstores, Inc. and that the date of filing the original Certificate of Incorporation of this corporation with the Secretary of the State of Delaware is October 19, 1999.

         2. She is the incorporator of Holiday RV Superstores, Inc., a Delaware corporation.

         3. The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:

         FIRST:  The name of the Corporation is:  Holiday RV Superstores, Inc.

         SECOND: The address of the registered office of the Corporation in the State of Delaware shall be at Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name and address of the Corporation's registered agent in the State of Delaware is Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

         FOURTH:

                  1. The total number of shares of stock which the Corporation shall have authority to issue is Twenty-Five Million (25,000,000) shares, consisting of Twenty-Three Million (23,000,000) shares of Common Stock, par value $.01 per share (the "Common Stock"), and Two Million (2,000,000) shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

                  2. Shares of Preferred Stock may be issued from time to time in one or more series as may be established from time to time by resolution of the Board of Directors of the Corporation (the "Board of Directors"), each of which series shall consist of such number of shares and have such distinctive designation or title as shall be fixed by resolution of the Board of Directors prior to the issuance of any shares of such series. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution of the Board of Directors providing for the issuance of such series of Preferred Stock. The Board of Directors is further authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

         FIFTH: In furtherance and not in limitation of the powers conferred by statute and subject to Article Sixth hereof, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the Bylaws of the Corporation (the "Bylaws").

         SIXTH: Notwithstanding Article Fifth hereof, the Bylaws may be adopted, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of voting stock regardless of class and voting together as a single voting class.

         SEVENTH: The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as may otherwise be provided pursuant to Section 2 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, the exact number of directors of the Corporation shall be determined from time to time by a Bylaw or amendment thereto provided that the number of directors shall not be reduced to less than three (3), except that there need be only as many directors as there are stockholders in the event that the outstanding shares are held of record by fewer than three (3) stockholders. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

         EIGHTH:

                  1. The directors, other than those who may be elected pursuant to Section 2 of Article Fourth hereof in connection with rights to elect such additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, shall be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, and designated as Class I, Class II and Class III, commencing at the first annual meeting of stockholders after the effective date of this Certificate of Incorporation under Section 103 of the Delaware General Corporation Law (hereinafter, the "First Meeting"). The directors first appointed to Class I at the First Meeting shall hold office for a term expiring at the annual meeting of the stockholders immediately following the First Meeting; the directors first appointed to Class II shall hold office for a term expiring at the second annual meeting of the stockholders following the First Meeting; and the directors first appointed to Class III shall hold office for a term expiring at the third annual meeting of the stockholders following the First Meeting. Members of each class shall hold office until their successors are elected and qualified or until such member's death, resignation or removal. Thereafter, at each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, and until their successors are elected and qualified or until their death, resignation or removal. Notwithstanding the foregoing, if at the time of any annual meeting of stockholders, the Corporation is prohibited by applicable law from having a classified Board of Directors, all of the directors shall be elected at such annual meeting for a one


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

year term only. If at the time of any subsequent annual meeting of stockholders the Corporation is no longer prohibited by applicable law from having a classified Board of Directors, the Board of Directors shall again be classified in accordance with the first sentence of this paragraph, and at such annual meeting directors initially elected shall be elected to serve in either Class I, Class II or Class III to hold office for a term expiring at the first, second or third succeeding annual meeting of the stockholders, respectively; thereafter successors to each Class shall be elected in the accordance with the fourth sentence of this paragraph. No decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors, elected pursuant to Section 2 of Article Fourth hereof in connection with rights to elect such additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, shall not be included in any class, but shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such series.

                  2. Any stockholder proposals and nominations for the election of a director by a stockholder shall be delivered to the Corporate Secretary of the Corporation no less than ninety (90) days nor more than one hundred twenty
(120) days in advance of the first anniversary of the Corporation's annual meeting held in the prior year, provided, however, in the event the Corporation shall not have had an annual meeting in the prior year, such notice shall be delivered no less than ninety (90) days nor more than one hundred twenty (120) days in advance of March 15 of the current year. Such stockholder nominations must contain (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director at the annual meeting: (w) the name, age, business address and residence address of the proposed nominee, (x) the principal occupation or employment or the proposed nominee, (y) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee, and (z) any other information relating to the proposed nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving notice of nominees for election at the annual meeting, (x) the name and record address of the stockholder, and (y) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder.

         NINTH: Except as may otherwise be provided pursuant to Section 2 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified or until such director's death, resignation or removal, whichever first occurs.

         TENTH: Except for such additional directors as may be elected by the holders of any series of Preferred Stock pursuant to the terms thereof established by a resolution of the Board of Directors pursuant to Article Fourth hereof, any director may be removed from office with or without cause and only by the affirmative vote of the holders of not less than 50% of the voting power of all


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

outstanding shares of voting stock entitled to vote in connection with the election of such director regardless of class and voting together as a single voting class.

         ELEVENTH: Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

         TWELFTH: For the purposes of this Certificate of Incorporation, the terms "affiliate," "associate," "control," "interested stockholder," "owner," "person" and "voting stock" shall have the meanings set forth in Section 203(c) of the Delaware General Corporation Law.

         THIRTEENTH: The provisions set forth in this Article Thirteenth and in Articles Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth and Eleventh hereof may not be repealed, rescinded, altered or amended in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provision, except by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of voting stock regardless of class and voting together as a single voting class, and, where such action is proposed by an interested stockholder or by any associate or affiliate of an interested stockholder, the affirmative vote of the holders of a majority of the voting power of all outstanding shares of voting stock, regardless of class and voting together as a single class, other than shares held by the interested stockholder which proposed (or the affiliate or associate of which proposed) such action, or any affiliate or associate of such interested stockholder.

         FOURTEENTH: The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Certificate in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the preceding sentence, the provisions set forth in Articles Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh and Thirteenth may not be repealed, rescinded, altered or amended in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provision, unless such action is approved as specified in Article Thirteenth hereof.

         FIFTEENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.


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

         SIXTEENTH: No contract or other transaction of the Corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by: (a) the fact that any one or more of the directors or officers of the Corporation is interested in or is a director or officer of such other firm or corporation; or, (b) the fact that any director or officer of the Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or the contract or transaction has been approved or ratified by vote or written consent of the stockholders entitled to vote, to whom such fact of relationship or interest has been disclosed, or so long as the contract or transaction is fair and reasonable to the Corporation. Each person who may become a director or officer of the Corporation is hereby relieved from any liability that might otherwise arise by reason of his contracting with the Corporation for the benefit of himself or any firm or corporation in which he may in any way be interested.

         SEVENTEENTH: The name and mailing address of the incorporator is Sherrie Smith, 800 Anacapa Street, Santa Barbara, California 93101.

         4. This Restated Certificate of Incorporation has been duly approved by the incorporator of this corporation.

         5. The Corporation has not received any payment for any of its stock and this Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware by the incorporator of this Corporation.

         IN WITNESS WHEREOF, Holiday RV Superstores, Inc. has caused this Restated Certificate of Incorporation to be signed by the incorporator in Santa Barbara, California on this 23rd day of November, 1999.


                                                HOLIDAY RV SUPERSTORES, INC.


                                                By: /s/ SHERRIE SMITH
                                                   -----------------------------
                                                    Sherrie Smith
                                                    Incorporator




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